Exhibit 4.8


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                              COINMACH CORPORATION,

                                   as Issuer,



                                U. S. BANK, N.A.,

                                 as Trustee, and



                     The Subsidiary Guarantors Named Herein,

                                  as Guarantors



                                    INDENTURE

                          Dated as of January 25, 2002


                            9% Senior Notes due 2010



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
                              CROSS-REFERENCE TABLE

  TIA                                                        Indenture
Section                                                       Section
-------                                                      ---------
310(a)(1)...................................................   7.10
      (a)(2)................................................   7.10
      (a)(3)................................................   N.A.
      (a)(4)................................................   N.A.
      (a)(5)................................................   7.08; 7.10
      (b)...................................................   7.08; 7.10; 11.02
      (c)...................................................   N.A.
311(a)......................................................   7.11
      (b)...................................................   7.11
      (c)...................................................   N.A.
312(a)......................................................   2.05
      (b)...................................................   11.03
      (c)...................................................   11.03
313(a)......................................................   7.06
      (b)(1)................................................   N.A.
      (b)(2)................................................   7.06
      (c)...................................................   7.06; 11.02
      (d)...................................................   7.06
314(a)......................................................   4.07; 4.08; 11.02
      (b)...................................................   N.A.
      (c)(1)................................................   11.04
      (c)(2)................................................   11.04
      (c)(3)................................................   N.A.
      (d)...................................................   N.A.
      (e)...................................................   10.05
315(a)......................................................   7.01(b)
      (b)...................................................   7.05; 11.02
      (c)...................................................   7.01(a)
      (d)...................................................   7.01(c)
      (e)...................................................   6.11
316(a)(last sentence).......................................   2.09
      (a)(1)(A).............................................   6.05
      (a)(1)(B).............................................   6.O4
      (a)(2)................................................   N.A.
      (b)...................................................   6.07
      (c)...................................................   9.04
317(a)(1)...................................................   6.08
      (a)(2)................................................   6.O9
      (b)...................................................   2.04
318(a)......................................................   11.01
      (c)...................................................   11.01
--------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions...................................................1
SECTION 1.02.    Incorporation by Reference of TIA............................30
SECTION 1.03.    Rules of Construction........................................30

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.    Form and Dating..............................................31
SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount.....32
SECTION 2.03.    Registrar and Paying Agent...................................33
SECTION 2.04.    Paying Agent To Hold Assets in Trust.........................34
SECTION 2.05.    Holder Lists.................................................34
SECTION 2.06.    Transfer and Exchange........................................34
SECTION 2.07.    Replacement Notes............................................35
SECTION 2.08.    Outstanding Notes............................................36
SECTION 2.09.    Treasury Notes...............................................36
SECTION 2.10.    Temporary Notes..............................................36
SECTION 2.11.    Cancellation.................................................37
SECTION 2.12.    CUSIP Number.................................................37
SECTION 2.13.    Deposit of Moneys............................................37
SECTION 2.14.    Book-Entry Provisions for Global Note........................38
SECTION 2.15.    Special Transfer Provisions..................................39

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee...........................................41
SECTION 3.02.    Selection of Notes To Be Redeemed............................42
SECTION 3.03.    Notice of Redemption.........................................42
SECTION 3.04.    Effect of Notice of Redemption...............................43
SECTION 3.05.    Deposit of Redemption Price..................................44
SECTION 3.06.    Notes Redeemed in Part.......................................44

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    Payment of Notes.............................................44
SECTION 4.02.    Maintenance of Office or Agency..............................45
SECTION 4.03.    Corporate Existence..........................................45
SECTION 4.04.    Payment of Taxes and Other Claims............................45
SECTION 4.05.    Maintenance of Properties and Insurance......................46
SECTION 4.06.    Compliance Certificate; Notice of Default....................46
SECTION 4.07.    Compliance with Laws.........................................47
SECTION 4.08.    Reports to Holders...........................................48
SECTION 4.09.    Waiver of Stay, Extension or Usury Laws......................48
SECTION 4.10.    Limitation on Restricted Payments............................49
SECTION 4.11.    Limitation on Transactions with Affiliates...................52
SECTION 4.12.    Limitation on Incurrence of Additional Indebtedness..........53
SECTION 4.13.    Limitation on Dividend and Other Payment Restrictions
                      Affecting Restricted Subsidiaries.......................53
SECTION 4.14.    Additional Subsidiary Guarantees.............................54
SECTION 4.15.    Limitation on Change of Control..............................55
SECTION 4.16.    Limitation on Asset Sales....................................57
SECTION 4.17.    Limitation on Preferred Stock
                      of Non-Guarantor Subsidiaries...........................61
SECTION 4.18.    Limitation on Liens..........................................61
SECTION 4.19.    Conduct of Business..........................................62

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets.....................62
SECTION 5.02.    Successor Corporation Substituted............................63

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default............................................64
SECTION 6.02.    Acceleration.................................................66
SECTION 6.03.    Other Remedies...............................................67
SECTION 6.04.    Waiver of Past Defaults......................................67
SECTION 6.05.    Control by Majority..........................................67
SECTION 6.06.    Limitation on Suits..........................................68
SECTION 6.07.    Rights of Holders To Receive Payment.........................69

SECTION 6.08.    Collection Suit by Trustee...................................69
SECTION 6.09.    Trustee May File Proofs of Claim.............................69
SECTION 6.10.    Priorities...................................................70
SECTION 6.11.    Undertaking for Costs........................................70

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.    Duties of Trustee............................................71
SECTION 7.02.    Rights of Trustee............................................72
SECTION 7.03.    Individual Rights of Trustee.................................73
SECTION 7.04.    Trustee's Disclaimer.........................................74
SECTION 7.05.    Notice of Default............................................74
SECTION 7.06.    Reports by Trustee to Holders................................74
SECTION 7.07.    Compensation and Indemnity...................................75
SECTION 7.08.    Replacement of Trustee.......................................76
SECTION 7.09.    Successor Trustee by Merger, Etc.............................77
SECTION 7.10.    Eligibility; Disqualification................................77
SECTION 7.11.    Preferential Collection of Claims Against Company............78

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.    Legal Defeasance and Covenant Defeasance.....................78
SECTION 8.02.    Satisfaction and Discharge...................................81
SECTION 8.03.    Survival of Certain Obligations..............................82
SECTION 8.04.    Acknowledgment of Discharge by Trustee.......................82
SECTION 8.05.    Application of Trust Moneys..................................83
SECTION 8.06.    Repayment to the Company; Unclaimed Money....................83
SECTION 8.07.    Reinstatement................................................84

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders...................................84
SECTION 9.02.    With Consent of Holders......................................85
SECTION 9.03.    Compliance with TIA..........................................87
SECTION 9.04.    Revocation and Effect of Consents............................87
SECTION 9.05.    Notation on or Exchange of Notes.............................88
SECTION 9.06.    Trustee To Sign Amendments, Etc..............................88

                                   ARTICLE TEN

                                    GUARANTEE

SECTION 10.01.   Guarantee....................................................88
SECTION 10.02.   Release of a Guarantor.......................................90
SECTION 10.03.   Limitation of Guarantor's Liability..........................90
SECTION 10.04.   Guarantors May Consolidate, etc., on Certain Terms...........90
SECTION 10.05.   Contribution.................................................91
SECTION 10.06.   Waiver of Subrogation........................................91
SECTION 10.07.   Evidence of Guarantee........................................91
SECTION 10.08.   Waiver of Stay, Extension or Usury Laws......................92

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.   TIA Controls.................................................92
SECTION 11.02.   Notices......................................................93
SECTION 11.03.   Communications by Holders with Other Holders.................94
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent...........94
SECTION 11.05.   Statements Required in Certificate or Opinion................94
SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar....................95
SECTION 11.07.   Legal Holidays...............................................95
SECTION 11.08.   Governing Law................................................95
SECTION 11.09.   No Adverse Interpretation of Other Agreements................95
SECTION 11.10.   No Recourse Against Others...................................96
SECTION 11.11.   Successors...................................................96
SECTION 11.12.   Duplicate Originals..........................................96
SECTION 11.13.   Severability.................................................96
SIGNATURES....................................................................97


Exhibit A   -   Form of Initial Note.........................................A-1
Exhibit B   -   Form of Exchange Note........................................B-1
Exhibit C   -   Form of Legend for Global Notes..............................C-1
Exhibit D   -   Form of Certificate To Be Delivered in Connection
                  with Transfers to Non-QIB Accredited Investors.............D-1
Exhibit E   -   Form of Certificate To Be Delivered in Connection
                  with Transfers Pursuant to Regulation S....................E-1

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of January 25, 2002, between Coinmach Corporation, a Delaware corporation (the "Company"), the Guarantors (as herein defined), and U.S. Bank, N.A., as Trustee (the "Trustee").

     The Company and the Guarantors have duly authorized the creation of an issue of 9% Senior Notes due 2010 (the "Initial Notes"), and Series B 9% Exchange Notes due 2010 (the "Exchange Notes," and collectively with the Initial Notes and any Additional Notes (as herein defined), the "Notes") and the Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes and Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


     SECTION 1.01. Definitions.

     "Acceleration Notice" has the meaning provided in Section 6.02(a).

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

     "Additional Notes" has the meaning provided in Section 2.02 and means any Notes that are not Exchange Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Sections 2.02 and 4.12.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning provided in Section 4.11.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.14 and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2,000,000; (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (iii) any Restricted Payment permitted under Section 4.10 or that constitutes a Permitted Investment; (iv) the transaction giving rise to the release of the Guarantee of the Notes by the Spinoff Guarantor in accordance with the Guarantor Release Event; (v) sales of franchises in the ordinary course of business; and (vi) sales or grants of licenses or similar rights in the ordinary course of business in respect of the Company's or any Restricted Subsidiary's intellectual property.

     "Authenticating Agent" has the meaning provided in Section 2.02.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means a day that is not a Legal Holiday.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, partici-pations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any Person or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Ex-change Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total outstanding Voting Stock of Parent or the Company; provided that the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of Parent or the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; provided, however, there shall be no Change of Control pursuant to this clause (ii) if during such two-year period the Permitted Holders continue to own, directly or indirectly, a majority of the Voting Stock of the Company; or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent or the Company to any Person or group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) that are not controlled, directly or indirectly, by the Permitted Holders.

     "Change of Control Date" has the meaning provided in Section 4.15.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Change of Control Payment Date" has the meaning provided in Section 4.15.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (B) Consolidated Interest Expense, and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed
Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any
Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period, and including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction
Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness) plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees), other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date; (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period. "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP (which shall include the amounts of Permitted Tax Distributions during such periond); provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontin-

ued), (h) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries, (i) amoritization charges resulting from purchase accounting adjustments with respect to transactions prior to the Issue Date, (j) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (k) write downs resulting from the impairment of intangible assets, (l) the amount of amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness, and (m) costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means the Credit Agreement dated as of the Issue Date, between the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether in whole or in part and whether with the original agents and lenders or other agents and lenders or otherwise including, without limitation, under any high yield financing) including, without limitation, to increase the amount of available borrowings thereunder (provided that any Indebtedness incurred pursuant to such increase is permitted under Section 4.12) or to add Restricted Subsidiaries of the Company as additional borrowers or

Restricted Subsidiaries of the Company or other Persons as additional guarantors thereunder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository"   means  The  Depository  Trust  Company,   its  nominees  and
successors ("DTC").

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes for cash.

     "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

     "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company or an equity contribution from a holder of Qualified Capital Stock of the Company.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "Event of Default" has the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" has the meaning provided in the preamble to this Indenture and means the Additional Notes, if any, issued under Section 2.02 pursuant to a registration rights agreement substantially similar to the Registration Rights Agreement.

     "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, dated as of January 25, 2002.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date; provided, however that Financial Accounting Standards No. 141 and No. 142 shall be deemed to be in effect as of the Issue Date; provided, further that so long as the Spinoff Guarantor shall be deemed to be a Subsidiary, all covenants shall be calculated as if the Spinoff Guarantor is a Subsidiary that should be consolidated with the Company.

     "Global Note" has the meaning provided in Section 2.01.

     "Guarantee" means a guarantee of the Notes by a Guarantor.

     "Guarantor" means: (1) each of Super Laundry Equipment Corp., Grand Wash & Dry Launderette, Inc., and the Spinoff Guarantor; and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

     "Guarantor Release Event" means with respect to the Spinoff Guarantor, receipt by the Company of an amount in cash or Cash Equivalents equal to not less than 3.0x the Consolidated EBITDA of the Spinoff Guarantor during the Four Quarter Period ending on or prior to the date of receipt by the Company of such funds, for which financial statements are available, in the form of (i) a repayment of Investments, (ii) an equity contribution or (iii) a combination of amounts permitted by clauses (i) and (ii) above, and the concurrent release of the Spinoff Guarantor's Guarantee of the Notes; provided, that the Spinoff Guarantor's Guarantee of the Notes shall not be released unless and until the Company and its Restricted Subsidiaries shall have been released from any guarantees of Indebtedness of the Spinoff Guarantor; provided further, that to the extent the Company receives any such cash or Cash Equivalents as described above, the Company shall apply such cash or Cash Equivalents to (i) repay Indebtedness under the Credit Agreement (including a permanent reduction in the committed amounts therefor in the case of any revolving credit facility so repaid) or (ii) repurchase, redeem or otherwise retire Notes.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "incur" has the meaning provided in Section 4.12.

     "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and dili-gently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
(viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Independent Financial Advisor" means an investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Appliance Warehouse Investment" means the contribution or other transfer of the assets comprising the Appliance Warehouse division of the Company into a Wholly Owned Restricted Subsidiary of the Company which shall be a Guarantor of the Notes; provided that at the time of such contribution or other transfer (i) such assets shall not have a book value greater than $45,000,000, of which the amount of cash and Cash

Equivalents shall not exceed $2,000,000 and (ii) the Company shall have received an unsubordinated, intercompany note (except such note may be subordinated to Obligations under the Credit Agreement) of the Spinoff Guarantor payable in an amount not less than $15,000,000 in return for such contribution or other transfer.

     "Initial Notes" has the meaning provided in the preamble to this Indenture.

     "Initial Purchasers" means Deutsche Banc Alex. Brown Inc., Jefferies & Company, Inc., J.P. Morgan Securities Inc., First Union Securities, Inc and Credit Lyonnais Securities (USA) Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Notes.

     "Legal Holiday" has the meaning provided in Section 11.07.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Maturity Date" means February 1, 2010.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" has the meaning provided in Section 4.16.

     "Net Proceeds Offer Amount" has the meaning provided in Section 4.16.

     "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.16.

     "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.16.

     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

     "Notes" has the meaning provided in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the Offering Memorandum dated January 17, 2002 pursuant to which the Initial Notes were offered, and any amendment or supplement thereto.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

     "Offshore Physical Notes" has the meaning provided in Section 2.01.

     "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

     "Parent" means Coinmach Laundry Corporation.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Permitted Distribution" means (i) if the Initial Appliance Warehouse Investment has occurred, the sale, issuance, conveyance, transfer, contribution or other disposition of the Spinoff Guarantor in any transaction in which the Spinoff Guarantor is no longer a Wholly Owned Restricted Subsidiary of the Company or (ii) if no Appliance Warehouse Investment has occurred, the dividend or other disposition of assets comprising the Appliance Warehouse division of the Company to the holders of the Company's Capital Stock and the contribution or other disposition of such assets into a Person that shall become a Guarantor of the Notes; provided that at the time of such dividend or other disposition
(i) such assets shall not have a book value greater than $45,000,000, of which the amount of cash and Cash Equivalents shall not exceed $2,000,000 and (ii) the Company shall have received an unsubordinated, intercompany note (except such note may be subordinated to the Obligations under the Credit Agreement) of the Spinoff Guarantor payable in an amount not less than $15,000,000 in return for such dividend or other disposition; provided, further, that the Spinoff Guarantor shall remain a Guarantor until the occurrence of a Guarantor Release Event.

     "Permitted Holders" means GTCR-CLC, LLC or any Affiliate thereof.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes issued on the Issue Date in an aggregate principal amount not to exceed $450,000,000 and the related Guarantees;

          (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $380,000,000, less the amount of mandatory repayments actually made by the Company or any Restricted Subsidiary since the Issue Date with Net Cash Proceeds of an Asset Sale in respect of Indebtedness under the Credit Agreement;

          (iii)  other   Indebtedness   of  the   Company  and  its   Restricted
     Subsidiaries outstanding on the Issue Date;

          (iv) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company or the Spinoff Guarantor to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or the Spinoff Guarantor or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or the Spinoff Guarantor or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company or the Spinoff Guarantor for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the Spinoff Guarantor, in each case subject to no Lien; provided that
     (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the Spinoff Guarantor owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $25,000,000 at any one time outstanding;

          (xi) Refinancing Indebtedness;

          (xii) Guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

          (xiii) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition; and

          (xiv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

For purposes of determining compliance under Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such Section, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebt-edness in any manner that complies with such Section. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company (in each case, other than the Spinoff Guarantor); (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of the amount outstanding on the Issue Date plus $500,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) additional Investments not to exceed $20,000,000 at any one time outstanding; (vii) Investments in the Notes; (viii) Investments in the Spinoff Guarantor not to exceed $5,000,000 per fiscal year of the Company plus an amount equal to the payments received by the Company of dividends or distributions in connection with such Investments or any other amounts received in respect of such Investment (in each case to the extent such payments or other amounts are not included in Consolidated Net Income); provided that all such Investments made pursuant to this clause (viii) shall be in the form of unsubordinated Indebtedness; (ix) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (x) Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.16; (xi) the Initial Appliance Warehouse Investment; and (xii) Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries.

     "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii)Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

          (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (x) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (xii) Liens securing Indebtedness under Currency Agreements;

          (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such --------- Acquired Indebtedness at the time of and prior to the incurrence of such
     Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

          (xiv) Liens securing assets of the Company in addition to that described in clauses (i) through (xiii) above, so long as the aggregate principal amount of Indebtedness secured by Liens incurred pursuant to this clause (xiv) would not exceed $25,000,000 at any one time outstanding.

     "Permitted Tax Distributions" means the payment of any dividends or distributions on Capital Stock of the Spinoff Guarantor to the extent necessary to permit direct or indirect owners of such Capital Stock to receive tax distributions in an aggregate amount with respect to each taxable year of the Spinoff Guarantor (whether or not such dividends or distributions are made during such taxable year) equal to the taxable income of the Spinoff Guarantor allocated to a partner or member, as the case may be, multiplied by the highest combined federal, state and local income tax rate (including, to the extent applicable, alternative minimum tax) solely as a result of the Spinoff Guarantor (and any intermediate entity through which such holder owns such Capital Stock) being a partnership, limited liability company, S corporation, trust or similar pass-through entity for federal income tax purposes; provided that such payments shall be made by the Company no earlier than five days prior to the date on which any such owner of such Capital Stock is required to make its payments to the Internal Revenue Service or the applicable state taxing authority, as the case may be.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Exhibit A.

     "Proceeds Purchase Date" has the meaning provided in Section 4.16.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

     "Reference Date" has the meaning provided in Section 4.10.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section  4.12 (other than  pursuant to clause  (ii),  (iv),  (v),  (vi),  (vii),
(viii), (ix), (x), (xii), (xiii) or (xiv) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or Guarantees, then such Refinancing Indebtedness shall be subordinate to the Notes and Guarantees at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of January 25, 2002 among the Company, the Guarantors and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Regulation S" means Regulation S under the Securities Act.

     "Restricted Payment" has the meaning provided in Section 4.10.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

     "Spinoff Guarantor" means the Person into which the assets comprising the Appliance Warehouse division of the Company are contributed, transferred or otherwise conveyed, if and only if such Person becomes a Guarantor of the Notes; provided that the Spinoff Guarantor shall cease to be a Spinoff Guarantor at the time its Guarantee of the Notes is released in accordance with a Guarantor Release Event.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. For the purposes of this definition, the Spinoff Guarantor shall be deemed a Sub-sidiary; provided that the Spinoff Guarantor shall cease to be a Subsidiary at the time its Guarantee of the Notes is released in accordance with a Guarantor Release Event.

     "Surviving Entity" has the meaning provided in Section 5.01.

     "TIA"   means  the  Trust   Indenture   Act  of  1939  (15  U.S.C.   ss.ss.
77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "U.S. Physical Notes" has the meaning provided in Section 2.01.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Restricted Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

     SECTION 1.02. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES

     SECTION 2.01. Form and Dating.

     The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A ("Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit C or shall be issued in the form of certificated Notes in registered form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reli-ance on Rule 144A may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

     SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $450,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, and (iii) subject to compliance with Section 4.12, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount ("Additional Notes") in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as the Global Notes, Offshore Physical Notes or U.S. Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), which shall initially be U.S. Bank, N.A. where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days' notice to the Company.

     SECTION 2.04. Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

     SECTION 2.06. Transfer and Exchange.

     Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met, including an Opinion of Counsel with respect to whether (i) any Note constitutes a Restricted Security and (ii) the requirements for transfer of any Note have been satisfied, including the requirements provided for in Section 2.16; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

     The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

     SECTION 2.07. Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. Every replacement Note shall constitute an additional obligation of the Company.

     SECTION 2.08. Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

     SECTION 2.10. Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certifi-cate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

     SECTION 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12. CUSIP Number.

     A "CUSIP" number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.13. Deposit of Moneys.

     Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit pay-ment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

     SECTION 2.14. Book-Entry Provisions for Global Note.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of the entire Global Notes to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

     (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.15. Special Transfer Provisions.

     (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after January 25, 2004 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exist or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE THREE

                                   REDEMPTION


     SECTION 3.01. Notices to Trustee.

     If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date

(unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

     SECTION 3.02. Selection of Notes To Be Redeemed.

     If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.03. Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     Each notice of redemption shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes ate to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     SECTION 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

     SECTION 3.05. Deposit of Redemption Price.

     On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION 3.06. Notes Redeemed in Part.

     Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS


     SECTION 4.01. Payment of Notes.

     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     SECTION 4.02. Maintenance of Office or Agency.

     The Company  shall  maintain the office or agency  required  under  Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     SECTION 4.03. Corporate Existence.

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.04. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall be come delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

     SECTION 4.05. Maintenance of Properties and Insurance.

     (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

     (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

     SECTION 4.06. Compliance Certificate; Notice of Default.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred dur-ing such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.04, 4.10, 4.11, 4.12 or Article Five insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

     SECTION 4.07. Compliance with Laws.

     The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.08. Reports to Holders.

     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish the Holders of Notes:

     (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

     (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

     In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC'S rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.10. Limitation on Restricted Payments.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of Capital Stock of the Company or the Spinoff Guarantor that is not a Wholly Owned Restricted Subsidiary to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or the Spinoff Guarantor that is not a Wholly Owned Restricted Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses
(a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumu-lative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to December 31, 2001 and ending on the last day of the Company's last fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to December 31, 2001 and on or prior to the Reference Date of Qualified Capital Stock of the Company; or warrants, options or other rights to acquire Qualified Capital Stock of the Company or from the issuance of debt securities of the Company that have been converted into or exchanged for Qualified Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to December 31, 2001 and on or prior to the Reference Date (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from (A) issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid and (B) any amounts received in respect of a Guarantor Release Event).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no

Default or Event of Default shall have occurred and be continuing, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (5) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $15,000,000; (6) the making of payments by the Company to Parent in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that the Company and its Restricted Subsidiaries would have been liable for if the Company and its Restricted Subsidiaries had filed their tax returns on a stand-alone basis; provided that such payments shall be made by the Company no earlier than five days prior to the date on which Parent is required to make its payments to the Internal Revenue Service or the applicable state taxing authority, as the case may be; (7) Permitted Tax Distributions; (8) if no Default or Event of Default shall have occurred and be continuing, a distribution to Parent solely to enable Parent to repurchase Parent's Capital Stock from members of Parent's management in connection with certain executive employment agreements in effect on the Issue Date not to exceed $1,000,000 in any fiscal year; provided that any amounts not used in such fiscal year may be carried forward one year (but not beyond one year); (9) if no Default or Event of Default shall have occurred and be continuing, the Permitted Distribution; (10) if no Default or Event of Default shall have occurred and be continuing, the payment to Parent (i) for reasonable accounting, tax, legal, administrative and other support services provided for the benefit of the Company or (ii) to pay a management fee to Parent or any Affiliate of Parent, not to exceed $1,000,000 in any fiscal year; and (11) the transaction giving rise to the release of the Guarantee of the Notes by the Spinoff Guarantor in accordance with the Guarantor Release Event. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii),(3)(ii)(a), (4),
(5) and (8) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     SECTION 4.11. Limitation on Transactions with Affiliates.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

     (b) All  Affiliate  Transactions  (and  each  series of  related  Affiliate
Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (c) The restrictions set forth in paragraph (a) shall not apply to, (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue

Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (iv) Restricted Payments permitted by Section 4.10.

     SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

     The  Company  shall  not,  and  shall  not  permit  any of  its  Restricted
Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.00 to 1.00 if such Indebtedness is incurred on or prior to March 31, 2005 or 2.25 to 1.0 if such Indebtedness is incurred thereafter.

     SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, including the Credit Agreement; (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); or (7) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Liens.

     SECTION 4.14. Additional Subsidiary Guarantees.

     If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

          (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

          (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

     SECTION 4.15. Limitation on Change of Control.

     (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

     (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1) that the Change of Control  Offer is being made  pursuant  to this
     Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter set-ting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this
Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     SECTION 4.16. Limitation on Asset Sales.

     (a) The  Company  shall not,  and shall not  permit  any of its  Restricted
Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either
(A) to permanently reduce Indebtedness under the Credit Agreement, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto
("Replacement Assets"), and/or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B); provided, however, that the 75% limitation set forth in clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm shall certify to the Board of Directors of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale Complied with the 75% limitation set forth in clause (ii) of this paragraph; and provided, further, that for purposes of this Section 4.16, Cash Equivalents shall include (except with respect to any Asset Sales involving the Spinoff Guarantor) any Indebtedness under the Credit Agreement of the Company or any Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that is assumed by the transferee and for which the Company or such Restricted Subsidiary is reasonably indemnified in connection with the relevant Asset Sale. On the 361st day after the Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section, and shall comply with the provisions of this Section with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided that any cash or Cash
Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

     (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (1) that the Net Proceeds Offer is being made pursuant to this Section
     4.16 and that all Notes tendered, in whole or in part, will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

     On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.16 by virtue thereof.

     SECTION 4.17. Limitation on Preferred Stock of Non-Guarantor Subsidiaries.

     The Company shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

     SECTION 4.18. Limitation on Liens.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless: (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing the Notes and the Guarantees; (C) Liens securing borrowings under the Credit Agreement, (whether incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness" or any other clause thereof or pursuant to the provisions of Section 4.12) including any additional Obligations thereunder (which Liens may extend to all property now owned or hereafter acquired by the Company or any of its Subsidiaries); (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Section 4.18 and which Indebtedness has been incurred in accordance with the provisions of
Section 4.12; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness be-ing Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

     SECTION 4.19. Conduct of Business.

     The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses (including, without limitation, route businesses) in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

     SECTION 5.01. Merger, Consolidation and Sale of Assets.

     (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"): (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Regis-tration Rights Agreement on the part of the Company to be performed or observed;

          (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) of this Section 5.01 (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

          (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) of this
     Section 5.01 (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

     (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Notwithstanding anything in this Section 5.01 to the contrary, the Company may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the

District of Columbia without complying with clause (a)(ii) of this Section 5.01.

     SECTION 5.02. Successor Corporation Substituted.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the Company shall be released from the obligations under the Notes and this Indenture except in the case of a lease of the Company's assets and except with respect to any obligations under the Notes and this Indenture that arise from, or related to, such transaction.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default.

     An "Event of Default" occurs if:

          (1) the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the Company fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (3) the Company defaults in the observance or performance of any of the covenants described in Sections 4.08, 4.16 and 4.19 which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

          (4) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10,000,000 or more at any time;

          (6) one or more judgments in an aggregate amount in excess of $10,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (7) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

          (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant
     Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

          (9) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant
     Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

     SECTION 6.02. Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or any of its Significant Subsidiaries) occurs and is continuing and has not been waived pursuant to
Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

     (b) If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (c) At any time after a declaration of acceleration with respect to the Notes in accordance with this Section 6.02, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) and (8) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults.

     Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION 6.05. Control by Majority.

     Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01 however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.06. Limitation on Suits.

     A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)  such   Holders   offer  to  the  Trustee   indemnity   reasonably
     satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any rem-edy, such Holders provide the Trustee with prompt notice thereof.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07. Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities.

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                  ARTICLE SEVEN

                                     TRUSTEE


     SECTION 7.01. Duties of Trustee.

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

     SECTION 7.06. Reports by Trustee to Holders.

     Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and (c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

     SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

     When the  Trustee  incurs  expenses or renders  services  after an Event of
Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     SECTION 7.08. Replacement of Trustee.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor
Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

     SECTION 7.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE


     SECTION 8.01. Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph
(d) below and as more fully set forth in such paragraph payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 8.03, subject to compliance with this Section
8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five, Sections 4.05 and 4.08, and Sections 4.10 through
4.19 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section  8.03,  Sections  6.01(3),   6.01(4),  6.01(5)  and  6.01(6)  shall  not
constitute Events of Default.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

          (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence);

          (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

          (4) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (5) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delay-ing or defrauding any other creditors of the Company or others;

          (6) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

          (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section
     8.01 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

     In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

     SECTION 8.02. Satisfaction and Discharge.

     In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), when:

          (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has there-tofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

          (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 8.03. Survival of Certain Obligations.

     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10,
2.13, 4.01, 4.02 and 6.07, Article Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and
8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

     SECTION 8.04. Acknowledgment of Discharge by Trustee.

     Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

     SECTION 8.05. Application of Trust Moneys.

     The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.06. Repayment to the Company; Unclaimed Money.

     Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent will pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

     SECTION 8.07. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders.

     The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not in the opinion of the Trustee adversely affect the rights of any Holder in any material respect;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees;

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

          (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes as a single issue of securities; or

          (7) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

     Notwithstanding  the foregoing,  in  formulating  its opinion in regards to
Section 9.01(1), the Trustee is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

     SECTION 9.02. With Consent of Holders.

     Subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or the Guarantees without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note affected thereby:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, permitting holders of a majority in principal amount of a class of Notes to waive Defaults or Events of Default, other than waivers with respect to ones with respect to the payment of principal of or interest on the Notes, or relating to certain amendments of this Indenture; or

          (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03. Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.05. Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

     SECTION 9.06. Trustee To Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                   ARTICLE TEN

                                    GUARANTEE


     SECTION 10.01. Guarantee.

     Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Agreement and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, and
(y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

     SECTION 10.02. Release of a Guarantor.

     In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with Section 4.16, or in the event of the designation of any Guarantor as an Unrestricted Subsidiary in accordance with this Indenture, the Guarantor's Guarantee will be released.

     The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.02. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Ten.

     SECTION 10.03. Limitation of Guarantor's Liability.

     Each Guarantor and by its acceptance hereof each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

     SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

     No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any sale of such Guarantor in a transaction complying with Section 4.16) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor that is a Wholly Owned Restricted Subsidiary unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2)  such  entity  assumes  by  supplemental   indenture  all  of  the
     obligations of the Guarantor on the Guarantee; and

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(ii).

     Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with Section 5.01(a)(iv).

     SECTION 10.05. Contribution.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

     SECTION 10.06. Waiver of Subrogation.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     SECTION 10.07. Evidence of Guarantee.

     To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form in-cluded in the Notes attached as Exhibits A and B. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary.

     Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

     SECTION 10.08. Waiver of Stay, Extension or Usury Laws.

     Each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS


     SECTION 11.01. TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be in-cluded in this Indenture by the TIA, the required provision shall control.

     SECTION 11.02. Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                  Coinmach Corporation
                  303 Sunnyside Boulevard, Suite 70
                  Plainview, New York  11803
                  Attn: Chief Executive Officer
                  Facsimile Number: (516) 349-9125

                  if to the Trustee:

                  U.S. Bank, N.A.
                  180 East Fifth Street
                  St. Paul, Minnesota  55101
                  Attn: Corporate Trust Department
                  Facsimile Number: (651) 244-0711

     Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03. Communications by Holders with Other Holders.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

     SECTION 11.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07. Legal Holidays.

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08. Governing Law.

     THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

     SECTION 11.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10. No Recourse Against Others.

     A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     SECTION 11.11. Successors.

     All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12. Duplicate Originals.

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 11.13. Severability.

     In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                             COINMACH CORPORATION


                             By:  /s/ Robert M. Doyle
                                ----------------------------------------
                                   Name:  Robert M. Doyle
                                   Title: Chief Financial Officer


                             U.S. BANK, N.A., as Trustee


                             By:  /s/ Frank P. Leslie III
                                -----------------------------------------
                                   Name:  Frank P. Leslie III
                                   Title: Vice President


                             SUPER LAUNDRY EQUIPMENT CORP.,
                             as a Guarantor


                             By:  /s/  Robert M. Doyle
                                ------------------------------------------
                                   Name:  Robert M. Doyle
                                   Title: Chief Financial Officer


                             GRAND WASH & DRY LAUNDERETTE, INC., as a Guarantor


                             By:  /s/  Robert M. Doyle
                                ------------------------------------------
                                   Name:  Robert M. Doyle
                                   Title: Secretary

                                                                       EXHIBIT A


                                 [FORM OF NOTE]


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO COINMACH CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A
U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE),
(D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF COINMACH CORPORATION SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (E) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE. IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND COINMACH CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                                      CUSIP NO.:

                              COINMACH CORPORATION

                             9% SENIOR NOTE DUE 2010


No.                                                               $

     Coinmach Corporation, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to
______________________    or   registered   assigns   the   principal   sum   of
______________________ Dollars on February 1, 2010.

     Interest Payment Dates: February 1 and August 1.

     Record Dates: January 15 and July 15.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        Coinmach Corporation


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:


                                        By:
                                           -------------------------------------
                                              Name:
Dated: [                ]                     Title:

Certificate of Authentication

                  This is one of the 9% Senior Notes due 2010 referred to in the within-mentioned Indenture.

                           U.S. Bank, N.A., as Trustee


Dated: [            ]      By:
                              --------------------------------------------------
                              Authorized Signatory

                              (REVERSE OF SECURITY)


                             9% Senior Note due 2010


     1. Interest. Coinmach Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from January 25, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3. Paying Agent and Registrar. Initially, U.S. Bank, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4. Indenture. The Company issued the Notes and Guarantees under an Indenture, dated as of January 25, 2002 (the "Indenture"), between the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     5. Redemption.

     (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole or in part at any time or from time to time, on and after February 1, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

         Year                                                  Percentage
         ----                                                  ----------
         2006.............................................      104.500%
         2007.............................................      103.000%
         2008.............................................      101.500%
         2009 and thereafter..............................      100.000%

     (b) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior February 1, 2005, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35% of the outstanding Notes at a redemption price equal to 109.000% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     8. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 9% Senior Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12. Discharge Prior to Redemption or Maturity. if the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

     16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of

Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     19. Guarantees.  Payment of principal and interest  (including  interest on
overdue   principal  and  overdue  interest,   if  lawful)  is   unconditionally
guaranteed, jointly and severally, by each of the Guarantors.

     20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     21. Governing Law. The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

     22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Coinmach Corporation, 303 Sunnyside

Blvd., Suite 70, Plainview, New York 11803, Attn: Chief Executive Officer.

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                             Signed:
      -------------------------            -------------------------------------
                                           (Sign exactly as your name appears
                                            on the other side of this Note)

Signature Guarantee:
                      -------------------------------------------------

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) January 25, 2004, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:


                                   [Check One]

(1) __    to the Company or a subsidiary thereof; or

(2) __    pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agree-ments (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) __ pursuant to an effective registration statement under the Securities Act; or

(7) __    pursuant  to  another   available   exemption  from  the  registration
          requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.


Dated:                                 Signed:
      ---------------------------             ---------------------------------
                                              (Sign exactly as name appears on
                                               the other side of this Security)


Signature Guarantee:
                      -------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        -----------------------         ----------------------------------------
                                        NOTICE:  To be executed by an executive
                                                 officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                           Section 4.15  [         ]
                           Section 4.16  [         ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_____________________________


Dated:
      -------------------------         ---------------------------------------

                                        NOTICE:   The    signature    on    this
                                                  assignment   must   correspond
                                                  with  the  name as it  appears
                                                  upon  the  face of the  within
                                                  Note   in   every   particular
                                                  without      alteration     or
                                                  enlargement   or  any   change
                                                  whatsoever  and be  guaranteed
                                                  by  the  endorser's   bank  or
                                                  broker.


Signature Guarantee:
                      ---------------------------------------------------------

                                FORM OF GUARANTEE


     [Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on an unsecured senior basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Coinmach Corporation (the "Company") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

     No stockholder, employee, officer, director or incorporator, as such, past, present or future, of [name of Guarantor] shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator. Each Holder by accepting this Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantees. This Guarantee shall be binding upon [name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     THE TERMS OF ARTICLE TEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                 [NAME OF GUARANTOR]

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT B


                                                               CUSIP No.:

                              COINMACH CORPORATION


                        SERIES B 9% SENIOR NOTE DUE 2010


No.                                                                            $

     COINMACH CORPORATION, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _____________ or registered assigns, the principal sum of ________________ Dollars on February 1, 2010.

     Interest Payment Dates: February 1 and August 1

     Record Dates: January 15 and July 15

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                      COINMACH CORPORATION


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      By:
                                         --------------------------------------
                                         Name:
Dated:                                   Title:

Certificate of Authentication

     This is one of the Series B 9% Senior Notes due 2010 referred to in the within-mentioned Indenture.

                           U.S. Bank, N.A., as Trustee


Dated:                     By:
                              --------------------------------------------------
                                          Authorized Signatory

                              (REVERSE OF SECURITY)


                        Series B 9% Senior Note due 2010


     1. Interest. COINMACH CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid on this Note or on the Initial Note to which this Note relates or, if no interest has been paid, from January 25, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3. Paying Agent and Registrar. Initially, U.S. Bank, N.A., National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4. Indenture. The Company issued the Notes and Guarantees under an Indenture, dated as of January 25, 2002 (the "Indenture"), between the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the indenture, as the same may be amended from time to time.

     5. Redemption.

     (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole or in part at any time or from time to time, on and after February 1, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

         Year                                                  Percentage
         ----                                                  ----------
         2006.............................................     104.500%
         2007.............................................     103.000%
         2008.............................................     101.500%
         2009 and thereafter..............................     100.000%

     (b) Optional Redemption upon Public Eguity Offerings. At any time, or from time to time, on or prior to February 1, 2005, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35% of the outstanding Notes at a redemption price equal to 109.000% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Hold-ers of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

     15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     17. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorpora-tor, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     18. Guarantees.  Payment of principal and interest  (including  interest on
overdue   principal  and  overdue  interest,   if  lawful)  is   unconditionally
guaranteed, jointly and severally, by each of the Guarantors.

     19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     20. Governing Law. The Laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

     21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Coinmach Corporation, 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803, Attn:
Chief Executive Officer.

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:____________________________  Signed:_____________________________________
                                            (Signexactly as name appears on
                                             the other side of this Note)


Signature Guarantee:____________________________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                           Section 4.15 [          ]
                           Section 4.16 [          ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$_________________________________


Dated:____________________________      ____________________________________

                                        NOTICE:   The    signature    on    this
                                                  assignment   must   correspond
                                                  with  the  name as it  appears
                                                  upon  the  face of the  within
                                                  Note   in   every   particular
                                                  without      alteration     or
                                                  enlargement   or  any   change
                                                  whatsoever  and be  guaranteed
                                                  by  the  endorser's   bank  or
                                                  broker.



Signature Guarantee:_________________________________

                                FORM OF GUARANTEE


     [Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on an unsecured senior basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Coinmach Corporation (the "Company") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

     No stockholder, employee, officer, director or incorporator, as such, past, present or future, of [name of Guarantor] shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator. Each Holder by accepting this Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantees. This Guarantee shall be binding upon [name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     THE TERMS OF ARTICLE TEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                 [NAME OF GUARANTOR]

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT C


                         FORM OF LEGEND FOR GLOBAL NOTES


     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                               -----------, ----

U.S. Bank, N.A.
180 East Fifth Street
St. Paul, Minnesota  55101
Attention:  Corporate Trust Department


             Re:      Coinmach Corporation (the "Company")
                      9% Senior Notes due 2010 (the "Notes")


Ladies and Gentlemen:

     In connection with our proposed purchase of $_____ aggregate principal amount of the Notes, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated January 17, 2002, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of January 25, 2002 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within three years after the original issuance of the

     Notes or the last date on which the Note is owned by an affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries,
     (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

     This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                             Very truly yours,

                             [Name of Transferee]


                             By:
                                ------------------------------------------------
                                            Authorized Signature

                                                                       EXHIBIT E


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


U.S. Bank, N.A.
180 East Fifth Street
St. Paul, Minnesota  55101
Attention:  Corporate Trust Department


              Re:    Coinmach Corporation (the "Company")
                     9% Senior Notes due 2010 (the "Notes")


Ladies and Gentlemen:

     In connection with our proposed sale of $______________ aggregate principal amount of the Notes, we confirm that Such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferee]


                              By:
                                 -----------------------------------------------
                              Authorized Signature




                                      E-2